Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



       We consent to the use, in the registration statement on SB-2 of China Housing & Land Development, Inc. of our report dated February 23, 2006 on our audits of the financial statements of Xi'an Tsining Housing Development Co., Ltd. as of December 31, 2005 and the results of its operation and cash flow for the year then ended, and the reference to us under the caption "Experts".


/s/ Kabani & Company, Inc.
--------------------------

Kabani & Company, Inc.
Los Angeles, California

June 22, 2007